UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 24, 2015

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 25, 2015, United Online, Inc. (the “Company”) issued a press release announcing that its Board of Directors (the “Board”) is undertaking a comprehensive review of the full range of strategic alternatives available to the Company, which may include the sale of assets or the sale of the Company along with a number of other alternatives.

The Company has not set a timetable for completion of the evaluation process. As the Company indicated in its press release, no decision has been made to pursue any specific strategic transaction or any other strategic alternative, and there can be no assurance that the Board’s exploration of strategic alternatives will result in the completion of any transaction or other alternative. The Company does not intend to discuss or disclose developments with respect to this process unless and until the Board has approved a specific transaction, or otherwise deems further disclosure is appropriate or required by law.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press release dated November 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2015	UNITED ONLINE, INC.

	By:	/s/ Mark E. Harrington
Mark E. Harrington
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated November 25, 2015